UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2008, we issued a press release entitled “DCT INDUSTRIAL TRUST REPORTS 2007 FOURTH QUARTER AND YEAR END RESULTS” which sets forth disclosure regarding our results of operations for the fourth quarter 2007. A copy of this press release as well as a copy of the supplemental information referred to in the press release and made available on our website are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its fourth quarter 2007 earnings conference call on February 15, 2008, at 12:00 PM Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investor Relations page of the website. Alternatively, you may join the conference call by telephone by dialing (800) 860-2442 or (412) 585-4600. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the replay for 30 days on DCT Industrial’s website. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 415061#. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three and twelve months ended December 31, 2007, our net income was $5.7 million and $40.1 million, respectively, and for the same periods in 2007, our net income per diluted share was $0.03 and $0.24, respectively. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be $36.5 million and $137.6 million for the three and twelve months ended December 31, 2007, respectively. For the same periods in 2007, diluted FFO per share was $0.18 and $0.69, respectively.

For the three and twelve months ended December 31, 2006, our net loss was $148.2 million and $158.0 million, respectively. For the same periods in 2006, our net loss per diluted share was $0.96 and $1.05, respectively. In our press release referred to above, we disclose our net income for the three months ended December 31, 2006, excluding the internalization charge, to be $2.9 million and our net loss for the twelve months ended December 31, 2006, excluding the internalization charge, to be $6.9 million. Our net income per diluted share for the three months ended December 31, 2006, excluding the internalization charge, was $0.02 and our net loss per diluted share for the twelve months ended December 31, 2006, excluding the internalization charge, was $0.04. Our FFO was $(128.5) million and $(61.3) million for the three and twelve months ended December 31, 2006, respectively. We disclose our FFO for the three and twelve months ended December 31, 2006, excluding the internalization charge, to be $22.6 million and 89.8 million, respectively, and FFO per diluted share excluding the internalization charge, to be $0.15 and $0.60 for the same periods in 2006, respectively. We believe that net income (loss) and FFO data excluding the internalization charge is useful supplemental information regarding our operating performance as it allows investors to more easily compare our operating results without taking into account the significant charge that we incurred in the fourth quarter of 2006 in connection with the internalization of our management.

For the three and twelve months ended December 31, 2007, income from continuing operations was $3.7 million and $4.0 million, respectively. In our press release referred to above, we disclose our property net operating income to be $50.1 million and $194.2 million for the same periods in 2007, respectively. For the three and twelve months ended December 31, 2006, loss from continuing operations was $155.0 million and $172.7 million, respectively. In our press release referred to above, we disclose our property net operating income to be $48.9 million and $167.9 million for the same periods in 2006, respectively. For the three months ended December 31, 2007, our income from continuing operations increased 102.4% from a loss of $155.0 million for the three months ended December 2006 to income of $3.7 million for the same period in 2007. In our press release referred to above, we disclose that our property net operating income for the three months ended December 31, 2007 increased 2.3% compared to the same period in 2006. Additionally, in our press release, we disclose that our same store property net operating income for the three months ended December 31, 2007 increased 0.3% compared to the same period in 2006 and increased 1.7% on a cash-adjusted basis.

Our percentage of debt to total assets was 41.6% and 38.6% at December 31, 2007 and 2006, respectively. In our press release referred to above, we disclose that the percentage of debt to book value of total assets, excluding accumulated depreciation and amortization, was 37.4% and 36.1%, respectively. We believe that this percentage, calculated using total assets, excluding accumulated depreciation and amortization, is a useful supplemental measure of our leverage. The market value of real estate assets often does not decline in the formulaic manner in which depreciation and amortization accrues with respect to those assets for GAAP accounting purposes. Accordingly, we believe that providing a supplemental measure of our leverage based on the book value of our total assets, excluding the cumulative effect of these depreciation and amortization accruals, provides investors with a useful supplemental measure of our leverage.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

99.1	Press release dated February 14, 2008 and entitled “DCT INDUSTRIAL TRUST REPORTS 2007 FOURTH QUARTER AND YEAR END RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL SUPPLEMENTAL REPORTING PACKAGE FOR THE THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2007”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

February 14, 2008	By:	/s/ Philip L. Hawkins
Name: Philip L. Hawkins
Title: Chief Executive Officer

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